Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-231953, 333-143854, 333-204619, 333-225404 and 2-81081) on Form S-8 of AstroNova, Inc. of our report dated April 13, 2021, related to our audit of the consolidated financial statements, and the financial statement schedule, which appear in this Annual Report on Form 10-K for the year ended January 31, 2021.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
April 13, 2021